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                                                                  Exhibit 4(B)


                          THIRD AMENDMENT AND LIMITED WAIVER

                                          TO

                   AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT



    THIS THIRD AMENDMENT AND LIMITED WAIVER ("Amendment") is entered into as of March 21, 1997, by and among UNITEL VIDEO, INC., a Delaware corporation having its principal place of business at 515 West 57th Street, New York, New York 10019 ("Borrower"), R SQUARED, INC., a California Corporation having its principal place of business at 3330 Cahuenga Boulevard West, Los Angeles, California 90068 ("Corporate Guarantor") and HELLER FINANCIAL, INC., a Delaware corporation having an office at 500 West Monroe Street, Chicago, Illinois 60661, as agent ("Agent") for Lender (as hereafter defined).

                                      BACKGROUND

    WHEREAS, Borrower, Corporate Guarantor, Agent and Heller Financial, Inc. ("Lender") are parties to an Amended and Restated Loan and Security Agreement dated as of December 12, 1995, as amended by First Amendment ("First Amendment") and Limited Waiver dated November 26, 1996 and Second Amendment ("Second Amendment") dated February 24, 1997 (as it may be further amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lender provided Borrower with certain financial accommodations; and

    WHEREAS, certain Events of Default continue to be in existence under the Agreement as set forth in (i) that certain letter from Agent to Borrower dated January 2, 1997 and (ii) that certain letter from Agent to Borrower dated January 7, 1997 (the "Existing Events of Default") and, as a result of such Events of Default, Agent and Lenders have been, among other things, charging the Default Rate on the Obligations; and

    WHEREAS, pursuant to the Second Amendment, Agent and Lenders agreed with Borrower to waive the Existing Events of Default conditioned on the reduction to zero of an outstanding overadvance (the "Overadvance") by February 7, 1997; and

    WHEREAS, Borrower has failed to reduce the Overadvance in accordance with the Second Amendment and therefore the Existing Events of Default remain outstanding; and

    WHEREAS, Borrower and Corporate Guarantor have requested that Agent and Requisite Lenders waive the Existing Events of Default; and

    WHEREAS, Borrower and Corporate Guarantor have requested that Agent and Requisite Lenders amend the Loan Agreement to, among other things, defer the principal payment due date of Term Loan B


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from February 28, 1997 to June 30, 1997, and Agent and Requisite Lenders have agreed to do so, subject to the following terms and conditions; and

    NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

    2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the defined term "Scheduled Installment of Term Loan B" set forth in Section 2.1(A)(2) of the Loan Agreement is hereby amended in its entirety to provide as follows:

    "Scheduled Installment of Term Loan B" means the principal installment in an amount equal to $4,651,660.27, payable, subject to the provisions of subsection 2.4(B), on or before June 30, 1997, or the earlier to occur of
    (i) the Termination Date or (ii) acceleration of the Obligations in accordance with the provisions of subsection 8.3, at which time the entire unpaid principal amount thereof plus accrued interest thereon shall be due and payable.

    3. Limited Waiver. Agent and Lender hereby waive (i) the Existing Events of Default (which waiver shall be deemed effective as of November 30, 1996) and
(ii) compliance with Section 6.5 of the Loan Agreement which section requires Borrower to maintain Excess Availability of at least $250,000, conditioned on the following: (i) that for the period between March 21, 1997 and May 1, 1997, the outstanding principal amount of the Revolving Loan shall not exceed the Maximum Revolving Loan Amount by an amount greater than $1,000,000, (ii) on and after May 2, 1997, the Maximum Revolving Loan Amount shall be greater than or equal to the outstanding principal amount of the Revolving Loan and (iii) for so long as the outstanding principal amount of the Revolving Loan exceeds the Maximum Revolving Loan Amount, (A) the Revolving Loan and all other Obligations shall bear interest at a rate equal to two percent (2% plus the applicable Interest Rate and (B) Borrower may not request any LIBOR Rate Loans and Borrower may not convert any Base Rate Loans into LIBOR Rate Loans. Borrower's compliance with the terms above shall not be deemed to constitute a commitment by Agent or Lenders to provide advances under the Revolving Loan that exceed the Maximum Revolving Loan Amount. This limited waiver shall not be deemed to constitute a waiver of any other existing Events of Default or any future breach of the Agreement or any of the other Loan Documents. In the event Borrower fails to raise

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$1,000,000 by May 1, 1997, whether by sale or lease of equipment or otherwise, Borrower shall pay Lender a fee equal to $50,000.

    4. Conditions of Effectiveness. This Amendment shall become effective when and only when Agent shall have received (a) four (4) copies of this Amendment executed by Borrower and Corporate Guarantor and (b) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Lender and its counsel.

    5. Representations and Warranties. Borrower hereby represents and warrants as follows:

         (a) This Amendment and the Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

         (b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby are correct in all material respects and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

         (c) Other than the Existing Events of Default, no Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

         (d) Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.

    6.   Effect on the Loan Agreement.

         (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

         (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

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         (c)  Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

    7. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

    8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

    9. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same agreement. Any signature received by facsimile transmission shall be deemed an original signature hereto.

    IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.


                                     UNITEL VIDEO, INC.


                                     By:      /s/ Barry Knepper
                                           -------------------------------
                                     Name:   Barry Knepper
                                           -------------------------------
                                     Title:  Chief Executive Officer
                                           -------------------------------


                                     R SQUARED, INC.


                                     By:      /s/ Barry Knepper
                                           -------------------------------
                                     Name:   Barry Knepper
                                           -------------------------------
                                     Title:  Chief Executive Officer
                                           -------------------------------


                                     HELLER FINANCIAL, INC., as Agent and
                                       Lender


                                     By:       /s/ Jerome P. Sepich
                                           -------------------------------
                                     Name:    Jerome P. Sepich
                                           -------------------------------
                                     Title:   Vice President
                                           -------------------------------



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